FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NEXTERA ENERGY CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2576416
(State of incorporation)	(Address of principal executive offices, including zip code, and phone number)	(I.R.S. Employer Identification No.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series U Junior Subordinated Debentures due June 1, 2085	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file numbers to which this form relates: 333-278184, 333-278184-01 and 333-278184-02.

Securities to be registered pursuant to Section 12(g) of the Act: None

The Commission is respectfully requested to send copies of all notices, orders and communications to:

Charles E. Sieving, Esq.

Executive Vice President, Chief Legal, Environmental and Federal Regulatory

Affairs Officer

NextEra Energy, Inc.

700 Universe Boulevard

Juno Beach, Florida 33408

(561) 694-4000

Thomas P. Giblin, Jr., Esq. Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 (212) 309-6000	Julia M. Tosi, Esq. Squire Patton Boggs (US) LLP 1000 Key Tower, 127 Public Square Cleveland, Ohio 44114 (216) 479-8500

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Series U Junior Subordinated Debentures due June 1, 2085 (“Subordinated Debentures”) of NextEra Energy Capital Holdings, Inc., a Florida corporation (“NEE Capital”). The Subordinated Debentures are unconditionally and irrevocably guaranteed by NextEra Energy, Inc., a Florida corporation (“NEE”), on a subordinated basis as set forth in the Indenture (For Unsecured Subordinated Debt Securities), dated as of September 1, 2006, as amended, among NEE Capital, NEE and The Bank of New York Mellon, as trustee, relating to NEE Capital’s unsecured subordinated debt securities (“Subordinated Indenture”). The Subordinated Indenture is incorporated herein by reference to Exhibit 1 and Exhibit 2 to this Form 8-A.

For a description of the Subordinated Debentures, reference is made to (i) NEE Capital’s Prospectus Supplement dated May 12, 2025 and accompanying Prospectus dated March 22, 2024, and (ii) Registration Statement Nos. 333-278184, 333-278184-01 and 333-278184-02 (“File No. 333-278184”) on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on March 22, 2024, by NEE Capital, NEE and Florida Power & Light Company, which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit	Description

1.	Indenture (For Unsecured Subordinated Debt Securities), dated as of September 1, 2006, among NextEra Energy Capital Holdings, Inc., NextEra Energy, Inc. (as Guarantor) and The Bank of New York Mellon (as Trustee), relating to NextEra Energy Capital Holdings, Inc.’s Unsecured Subordinated Debt Securities (incorporated herein by reference to Exhibit 4(a) to NextEra Energy, Inc.’s Form 8-K dated September 19, 2006, File No. 1-8841).

2.	First Supplemental Indenture to Indenture (For Unsecured Subordinated Debt Securities) dated as of September 1, 2006, dated as of November 19, 2012, between NextEra Energy Capital Holdings, Inc., NextEra Energy, Inc. (as Guarantor) and The Bank of New York Mellon (as Trustee) (incorporated herein by reference to Exhibit 2 to Form 8-A dated January 16, 2013, File No. 1-33028).

3.	Form of Officer’s Certificate relating to NextEra Energy Capital Holdings, Inc.’s Junior Subordinated Debentures, including form of Junior Subordinated Debentures (incorporated herein by reference to Exhibit 4(az) to Form S-3, File No. 333-278184).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 13, 2025	NEXTERA ENERGY CAPITAL HOLDINGS, INC.

	By:	/s/ David Flechner
	Name:	David Flechner
	Title:	Secretary

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